Exhibit 10.13

Service Agreement of Beijing aBitCool Network Technology Co., Ltd.

This agreement includes purchase order and standard terms.

Purchase Order

User (Party A)

Name:

Tel:

Fax:

Address:

Zip Code:

Service Provider (Party B)

Beijing aBitCool Network Technology Co., Ltd.

Tel: (86 10) 8456 2121

Fax: (86 10) 8456 4234

Address: No.10 Jiuxianqiao Road, Chaoyang District, Beijing

Zip Code: 100016

Service Address: Jing Dong Fang Technology Park, No.10 Jiuxianqiao Road, Chaoyang District, Beijing

Service address: Jing Dong Fang Technology Park, No.10 Jiuxianqiao Road, Chaoyang District, Beijing Service content: please choose from the following			Charging start date	lump sum	service fee

Hosting Service	cabinet lease	(1) cabinet space: U (2) cabinet: R (3) machine room: square meters (with cabinets)	(1) the 2nd day of the day when the first equipment of the user is installed to the data center of the service provider (2)	RMB	RMB /month

	BGP bandwidth lease	(1) shared bandwidth: M ports (2) exclusive bandwidth: M (3) IP address: 8		N/A	RMB /month

value added service	firewall management	(1) type: (2) IP address:	starting time under the Firewall Management Service Starting Notice issued by the service provider	RMB	RMB /month

	security service	(1) service content: (2) number of equipment: (3) execution time: (i) installed with the system (ii) at a designated time	_____	RMB	RMB /month

	machine room service	(1) operation system installation (2) operation system configuration optimization (3) system maintenance (4) application system installation and configuration (5) equipment inspection (6) cassette replacement (7) others	_____	(i) RMB /time (ii) RMB /month (iii) others

others	please refer to the supplemental agreement to the service agreement of Beijing 21Vianet Broadband Data Center			RMB	RMB /month

total service fee				RMB	RMB /month

Service period

The first service period is              years (the first full year is from the charging start date to the date before the same date of the charging start date in the following year, the second full year is from the following day of the expiration date of the first full year to the date before the same date in the following year, and so on). At the expiration of each service period, unless this Agreement has expired or been terminated or either party to this Agreement has terminated all the services hereunder by giving written notice to the other party 15 days in advance, the service period shall extend for one year automatically and the times of extension is unlimited.

Payment Method

(1) Payment of all the service fees in the first service period in a lump sum:              working days after execution of this Agreement, Party A shall pay RMB             for all the service fees in the first service period in a lump sum, including RMB              for lump sum fee and RMB             for service fee. After termination of the services or expiration or termination of this Agreement, the lump sum fee shall not refunded.

(2) Payment of service fees in installments:

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Make payment (i) annually (ii) semi-annually (iii) quarterly (iv) monthly (choose one).              working days after execution of this agreement and before the service provider starts providing service, the user shall pay all the lump sum fees. After termination of the services or expiration or termination of this Agreement, the lump sum fee shall not be refunded.

•

If the user chooses to make payment monthly, the firs payment period starts from the calendar month of the charging start date, the service fees shall be paid on the date when service starts (but when several services start on different dates, the service fees shall be paid on the earliest date when the first service starts). Service fees for the second payment period shall be paid within 10 days after each charging start date. For a calendar month which only part of the dates are within the service period, the service fees for the current month shall be calculated at [(actual service days of the current month/total days of the month)*monthly service fee]. The days shall be calculated as calendar days.

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If the user chooses to make payment quarterly, semi-annually or annually, the service fees for the first payment period (the first month of the first payment period is the calendar month of the charging start date). Service fees for the second payment period shall be paid within 10 days after each charging start date. For each payment period, service fees for each full calendar month (which means all the days of the calendar month is within the service period) shall be calculated at the monthly service fees. Service fees for a calendar month which only part of the dates are within the service period shall be calculated at [(actual service days of the current month/total days of the month)*monthly service fee]. The days shall be calculated as calendar days.

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Overdue fines: If the user fails to make payment on the due date, the service provider is entitled to impose penalties at a rate of 0.5% of the service fees. If the user fails to make payment 10 working days after the due date, the service provider is entitled to terminate service and this Agreement and request that the user compensate all the losses stipulated hereunder. The penalties not paid at the time of expiration or termination of this Agreement shall continue to be paid by the user afterwards.

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Termination of this Agreement or part of the services under this Agreement: If either party unilaterally request that this Agreement or part of this Agreement be terminated without any reasons stipulated under the law or mutually agreed, the service provider shall continue to provide services while the user shall make full payment of the service fees.

(3) Other payment methods:

(4) Party B’s account information: Opening bank: Beijing Bank, Jiuxianqiao sub-branch; account number:

Party A:	Party B: Beijing aBitCool Network Technology Co., Ltd.

Standard Terms

1. Service provider

The service provider under this Agreement is Beijing aBitCool Network Technology Co., Ltd., which provides services to users as stipulated under the purchase order.

2. Definition of service and service commitment

2.1 BGP hosting service. Connect with major operators including telecom, Unicom, mobile and education network through BGP4 routing agreement. Optimize quality through routing choice and transmit to hosting users who can connect with major operators including telecom, Unicom, mobile and education network more quickly.

2.2 User equipment. User equipment means hardware equipment and its accessories deposited at the service provider by the user for the purpose of this Agreement, including but not limited to server, switch board, hub, private cable and connecting line, not including operating system, application, user data and related system configuration data.

2.3 Service provider equipment. Service provider equipment means hardware equipment and its accessories provided by the service provider to connect with the equipment of the user, such as server, switch board, hub, private cable and connecting line, not including operating system, application, user data and related system configuration data. The boundary point of the service provider equipment means the inner side of the cabinet in terms of space, the power plug above the cabinet in terms of power, the upper connecting line of the user internet in terms of network. (hereinafter referred to as “Boundary Point”).

2.4 Rack space. Rack space means the installation space of the user equipment provided by the service provider. The user equipment is affixed to the rack by direct installation, or through the supporting board provided by the service provider. The service provider guarantees that the power connectivity reaches 99.9%. The service provider shall also provide a carrier-grad operation environment for the user equipment, including air-conditioning, dust removal, fire prevention and security surveillance.

2.5 Cabinet. Cabinet means the standard telecommunication equipment cabinet in the IDC server room provided by the service provider. Each cabinet is equipped with 6.8A standard power, with UPS power supply not higher than 9A. The service provider guarantees that the power connectivity reaches 99.9%. The service provider shall also provide a carrier-grad operation environment for the user equipment, including air-conditioning, dust removal, fire prevention and security surveillance.

2.6 User VIP server room. User server room means the private sealed space within the IDC server room of the service provider, with separate entry and space to be determined through negotiation of the service provider and the user, the layout planning of the user server room shall be subject to consent of the service provider. The user server room does not include cabinet but can be provided by the service provider according to the user requirement and the then availability of the cabinets. The service provider shall also provide a carrier-grad operation environment for the user equipment, including air-conditioning, dust removal, fire prevention and security surveillance.

2.7 Shared bandwidth. Shared bandwidth means that the user equipment connects to the core network through a shared port by using a 10/100M LAN port distributed by the service provider, then connects to the internet through the network of the service provider. The service provider guarantees that the network connectivity reaches 99.9%.

2.8 Exclusive bandwidth. Exclusive bandwidth means that the user equipment connects to the core network of the service provider through a port with a designated speed by using a network port distributed by the service provider, then connects to the internet through the network of the service provider. According to the different speed and equipment used for connection, the service provider provides 10/100/1000M LAN port. In order to ensure the network stability, the service provider provides dual line service. The service provider guarantees that the network connectivity reaches 99.9%.

2.9 IP address. IP address means general IPv4 address registered at the internet management organization. The service provider provides available host machine address and gateway address for shared hosting service and provides separate IP segment, including host machine address and gateway address for exclusive hosting service. The number of IP address includes host machine address and gateway address.

2.10 Firewall management. The service provider provides service to the user with hardware firewall; such service has basic functions of firewall such as multiple filter, access control and security log. Based on the accurate Firewall Management Service Application submitted by the user and with the cooperation of the user, the service provider shall complete configuration (including installation and test run of firewall equipment and security policy configuration) within 5 working days and issue Firewall Management Service Activation Notice to the user. If the user has any dissent with the configuration, examination requirement shall be made to the service provider within 3 days after receiving the aforementioned notice based on the Firewall Management Service Application, “Firewall Management Information Base” of the service provider and relevant “Firewall Policy Documents”. If the user fails to raise written objection within 3 working days after receiving the aforementioned notice, the configuration is deemed to have been completed and qualified. The service provider shall issue a monthly Firewall Management Service Report, which includes firewall operation conditions, maintenance and upgrade notification. If the user has any dissent with such service, written application to inquire about various statistics within the report period shall be submitted to the service provider within one week after receiving the Firewall Management Service Report, the service provider shall make investigation within 3 days after receiving the written application based on the Firewall Management Service Application, “Firewall Management Information Base” of the service provider and relevant “Firewall Policy Documents”. If the user fails to raise objections against the report within such period, the service deemed to be qualified within the report period. The service provider and the user acknowledge that network security cannot be fully guaranteed no matter how strictly-prevented the firewall is, nor can the service provider guarantee that the firewall service will never be ineffective. The service provider will maintain the effectiveness of the firewall with its best efforts.

2.11 Server security evaluation. Server security evaluation service means that the network security professionals of the service provider conduct one-time security detection on the server system designated by the user with network detection tools and professional knowledge and record, categorize and analyze the results. Security defects and bugs of the server, which mean system defects and bugs, published by international security organization, facilitating network hacking that can lead to material security accidents, as well as inappropriate system configuration will be summarized and categorized in the service report. The reasons to security defects and bugs will also be analyzed and specific and operable repairment and strengthening method will also be provided. Server security evaluation provides evaluation and optimization recommendations to the server software and hardware environment and configuration according to the security technology and knowledge at the time of detection. If the user has any dissent with such service, written application to inquire about various statistics within the report period shall be submitted to the service provider within one week after receiving the report and the service provider shall make investigation within 3 days after receiving the written application based on the “Security Detection Policy Base” of the service provider. If the user fails to raise objections against the report within such period, the service deemed to be qualified within the report period. The optimization recommendation of the service provider does not guarantee the ultimate server security of the user in the ever-changing network security environment.

2.12 Server security optimization. Server security optimization means that the network security professionals of the service provider conduct security detection on the server system designated by the user with network detection tools and professional knowledge and make amendments to the detected security defects, bugs and inappropriate system configuration. Security defects and bugs of the network and application system mean system defects and bugs, published by international security organization, facilitating network hacking that can lead to material security accidents. The service provider shall summarize and categorize the security defects, bugs and inappropriate system configuration of the server being detected, make analysis of the reasons to security defects and bugs. The service provider shall provide specific clarification of the amendment measures, such as system and application patch and system configuration change. If the user has any dissent with such service, written application to inquire about various statistics within the report period shall be submitted to the service provider within one week after receiving the report and the service provider shall make investigation within 3 days after receiving the written application based on the “Security Detection Policy Base” of the service provider. If the user fails to raise objections against the report within such period, the service deemed to be qualified within the report period. The server optimization provides protection as secure as possible for the server of the user; however ,such service does not guarantee the ultimate server security of the user in the ever-changing network security environment.

3. Delivery and acceptance of the equipment

3.1 If the user provides its own equipment, after the user equipment reaches the place designated by the service provider, a designated person from the user shall be there to sign and accept the equipment. If no designated person or agent of the user is present at the designated place, the service provider does not provide assistance in signing and accepting the equipment unless notified in writing and granted with special authorization in advance by the user.

3.2 If the service provider provides equipment for the user to use, after examination and confirmation by both parties, the equipment provided by the service provider shall be deemed to be in compliance with this Agreement. If examination is not conducted on the equipment due to the user’s reason, the user shall be responsible for losses incurred by abnormal performance of this Agreement and any related losses, the service provider shall not be responsible for any losses and responsible incurred therefrom.

3.3 During the performance of this Agreement or upon termination of this Agreement, if the user removes its equipments from the server room provided by the service provider, both parties shall be present at the place where the equipments are located to sign the removal sheet and confirm delivery of the equipments.

3.4 The safekeeping obligation provided by the service provider starts from the date when the hosting service starts to bill and ends on the billing expiration date. If the user equipments are lost or damaged during the hosting billing period, Article 6.2 shall apply.

4. Technical service and support

4.1 Under the premise of fully complying with all the terms and conditions hereunder, the user is entitled to server room service available 7*24 hours and can enter into the server room within 7*24 hours to operate on its own equipments.

4.2 Under the premise of fully complying with all the terms and conditions hereunder, the user is entitled to technical consulting service available 7*24 hours.

4.3 Under the premise of fully complying with all the terms and conditions hereunder, the user is entitled to necessary operation services of the service provider authorized by the user. Unless other stipulated, such authorized operation is only limited to reboot service.

4.4 The user shall comply with the management rules of the service provider when entering the service provider’s server room, except for the user equipment, the user is not allowed to contact or operate on the equipments of the service provider or other users, or take pictures and make videos of the service provider’s server room, the equipments of the service or other users without written consent of the owner.

4.5 The above technical services and support shall be subject to the Boundary Point of the service provider’s equipment, unless granted with special authorization by the user or otherwise agreed upon by both parties, the service provider shall not operate on the equipments of the user.

5. Rights and obligations of the user

5.1 Obtain stipulated services and relevant service report, make complaints about the service defects, the rights and obligations of the service provider and the user shall be divided by the Boundary Point of the equipments.

5.2 Provide necessary information and assistance to the service provide for delivery of service (including but not limited to providing effective contract person and contact information to facilitate timely notice in times of emergency). If failure to provide or timely provide services, defects in service quality of the service provider or other adverse consequences are due to the reason that the user fails to make full or reasonable use of the service provided by the service provider or fails to provide necessary conditions for the service, the service provider shall not assume any responsibility.

5.3 Make full and reasonable use of the services provided by the service provider (including but not limited to the dual connecting service provided) and provide necessary conditions for the services in time. If failure to provide or timely provide services, defects in service quality of the service provider or other adverse consequences are due to the reason that the user fails to make full or reasonable use of the service provided by the service provider or fails to provide necessary conditions for the service, the service provider shall not assume any responsibility.

5.4 Make legitimate use of the resources and services provided by the service provider, including but not limited to complying with relevant laws, regulations, administrative regulations and other regulations of China and places where service is used, not violating intellectual property rights and trade secrets of others, not violating legitimate rights and interests of others, not violating social public ethics. If businesses operated by the user by making use of the services provided by the service provider require approval, filing, registration or other procedures, the user shall complete the procedures and obtain qualifications before using the services provided by the service provider and provide written proof. If the user breaches the aforementioned stipulations, the service provider is entitled to suspend or terminate all or part of the services and take corresponding actions and measures toward the user and the user equipments according to the requirements of the government authority, court, arbitration body or relevant administrative authorities or legal requirements (including but not limited to assisting in sealing and seizing equipments, terminating this Agreement, etc.), the user shall be responsible for the losses and adverse consequences incurred by the user, service provider and third parties.

5.5 If any third party claims to the service provider that the equipments of the user hosted by the service provider, such as server, contain infringement contents, the service provider shall notify the claim to the user, who shall perform various responsibilities of the internet service provider/internet information provider after receiving the notification and contact the complainant. If the user breaches the aforementioned stipulation, the service provider is entitled to: A. inform the complainant of the identity, address and contact information; B. suspend or terminate part or all of the services as necessary; C. take corresponding actions and measures toward the user and the user equipments according to the requirements of the government authority, court, arbitration body or relevant administrative authorities or legal requirements (including but not limited to assisting in sealing and seizing equipments, terminating this Agreement, etc.), the user shall be responsible for the losses and adverse consequences incurred by the user, service provider and third parties. The user shall safe keep and make reasonable use of the equipments provided by the service provider for the services. If the equipments of the service provider are damaged or lost due to the user’s intention or gross negligence, the user shall make compensation, the amount of which shall not exceed the price paid by the service provider to replace the lost or damaged equipments. Unless otherwise stipulated, the provision of equipments by the service provider shall not be deemed transfer of ownership.

5.6 The user shall strictly manage the IP address distributed by the service provider to make sure of the reasonable and legitimate use of the IP address.

5.6.1 The IP address distributed by the service provider shall not be used to send or the distribute the following emails:

•	Email advertisements, publications or other materials not approved by the recipients

•	Emails without sender information such as clear unsubscription method, sender and reply address

•	Email in violation of other ISP security policy or service terms

5.6.2 As a target IP address, the user or any third party other than the user shall not make distribution with the abovementioned methods.

5.6.3 The user shall make configuration of the server and internet strictly according to the stipulations of the service provider, if the configuration exceeds the IP address range distributed to the service provider, the service provider is entitled to cut off the internet, all the losses incurred by other customers and other responsibilities shall be borne by the service provider.

5.7 Within the term of the Agreement, the user shall make full and timely payment of the service fees and other payables (if the power used by the user exceeds the maximum power stipulated under Article 2.5, the user shall pay relevant fees according to the over-standard rate stipulated by the service provider), otherwise the user shall be responsible for late fee penalty. If the user fails to make full payment 10 working days after expiration of the stipulated payment period, the service provider is entitled to terminate this Agreement and dispose the user equipments according to the Property Rights Law of the People’s Republic of China (including but not limited to auction, sale, remove etc. with regard to the data and information stored in the user equipments whose disposal right is obtained by the service provider according to this Agreement, the user entrusts the service provider to delete the data and information.) and the user shall assume liability for breach of contract and be responsible for all the losses and adverse consequences incurred by the user, service provider and third party, including but not limited to late fee penalty, rack occupation fee, etc.

5.8 Upon expiration of the service period or termination of this Agreement, the user shall pay off the payables in one time, if the user fails to pay off the payables, the service provider is entitled to lien right on the equipment of the user. If the user fails to pay off the payables within 30 calendar days after lien, the service provider and the user agree to offset the equipments under lien with the payables through negotiation, if the service provider and the user fail to reach an agreement, the service provider is entitled to sell the user equipments through auction or dispose of the user equipments, and shall enjoy priority rights to the proceeds from the sale of disposal. If the user pays off the payables upon expiration of the service period or termination of this Agreement, the user shall retrieve the its equipments immediately; if the user fails to do so, the service provider shall charge occupation fee according to the hosting service fee and is entitled to dispose of the user equipment. The user shall be responsible for all the losses and adverse consequences incurred by the user, service provider and third party.

6. Rights and obligations of the service provider

6.1 Provide services and issue service reports to the user as stipulated, provide formal response to the claims of the user.

6.2 Safe keep and make reasonable use of the user equipment, within the service period, if the user equipment is lost or damaged due to intention or gross negligence of the service provider, the service provider shall repair, replace or compensate, the fees shall not exceed the fair market price paid by the user to purchase the lost or damaged user equipment (“Maximum Amount”), fees exceeding the Maximum Amount shall be borne by the user itself. Upon expiration of the service period or termination of this Agreement, or if events leading to suspension or termination of services occur, the service provider is entitled to termination of power or internet service and shall not be responsible for the losses or adverse consequences incurred.

6.3 If the user is found to be in violation of relevant laws, regulations, administration regulations or other regulations when using the services hereunder, the service provider is entitled to require that the user make rectification, if the user refuses to do so, the service provider is entitled to suspend relevant services after giving written notice, terminate part of all of the agreement and claim the liability for breach of contract against the user. Within the service period, if the competent authority imposes injunction or similar notice or requirement involving the service or equipment of the user, the service provider shall carry out such order and notify Party A in writing as soon as possible subject to the approval of the competent authority. The service provider shall not be responsible for any liability for breach of contract under this circumstance.

6.4 If the service provider finds out that the distributed IP address is used in ways prohibited under this Agreement or illegal ways, warnings will be sent to the user, if the user fails to take effective measures, the service provider is entitled to take effective measures in prevention. After termination of the service or this Agreement, the service provider is entitled to retrieve the IP address distributed to the user and put into other uses.

6.5 IP rights such as resource, technical support or service provided by the service provider to the user belong to the service provider, the user is not entitled to transfer or license such resource, technical support or service to others or give them away for free or provide to others for use, otherwise the user shall be responsible for relevant responsibilities. Without approval of the service provider, the user is not allowed to transfer its rights and interests under this Agreement to any third party.

6.6 If the user intends to install software on the server, the user shall obtain the software version, license or user right by itself, the legal responsibilities incurred therefrom shall be borne by the user independently, the service provider shall not assume any legal responsibilities. The rights and obligations between the service provider and the user shall be divided by the Boundary Point.

7. Internet safety and conduct of necessity

7.1 The service provider and the user shall comply with various national management rules of internet safety and other aspects.

7.2 For the protection of one party’s own internet safety, when one party has reasonable belief that its internet is facing/will face security threat from the other party or other internet, it shall notify the other party in time and is entitled to cut off the connection between its own internet and others (cutting off internet connection should better be carried out after notifying the other party).

8. Compensation and liquidated damages for early termination

8.1 With regard to the hosting services, within each service month, if the power connectivity or single network connectivity fails to reach 99.99% undertaken by the service provider, the service period shall be extended for one month for free after expiration of the service period.

8.2 With regard to firewall management service, if the service provided is not in compliance with this Agreement and causes severe damages to the user, the service period shall be extended for one month for free as compensation to the user.

8.3 With regard to server security service, if the service provided is not in compliance with this Agreement and causes severe damages to the user, the service provider shall provide such service on relevant server once for free as compensation.

8.4 The maximum compensation amount incurred under this Agreement shall not exceed the monthly service fee of the month when compensation matters arise.

8.5 Compensation matters are limited to corresponding services; the user shall not seek compensation for other services based on the same compensation matter on the grounds of “related” or “influential”.

8.6 If compensation is in the form of extension of service, the extension shall start from the date when the service period expires. Within the term of this Agreement, the user shall not refuse to perform its own obligations on the grounds of compensation.

8.7 The user shall request compensation in writing within 10 working days after the compensation matters arise, failure to do so within the period shall be deemed as waiving the right to require compensation.

8.8 Various compensation responsibilities stipulated hereunder are the maximum compensation amount of the service provider; the user hereby consents and acknowledges that it shall not claim any right against the service provider for any compensation liability not specifically stipulated to be assumed by the service provider. The service provider does not make any commitment or assume any responsibility for the possible commercial interests brought by the service hereunder.

8.9 If either party requests to terminate this Agreement before expiration of the service period without statutory or stipulated reasons, it should notify the other party one month in advance in writing.

9. Exemption

If failure to provide service, failure to provide service in time or defects in service quality or other adverse consequences are caused by any of the following, the service provider shall not assume any responsibility:

9.1 The user fails to make payment as stipulated;

9.2 The service suspension period does not include the period during which the users fails to make written notification to the service provider within 48 hours from the suspension;

9.3 The service provider has already notified the user of the maintenance of circuit, equipment or network;

9.4 Due to the user’s reason;

9.5 Due to the security or management problems in the operation system, application program, user data and relevant system configuration statistics;

9.6 The service provider needs to make emergency treatment.

10. Confidentiality and intellectual property rights

10.1 Before execution of this Agreement and within the term of this Agreement, one party (“Disclosing Party”) has or may have disclosed confidentiality information (“Confidentiality Information”) about the Disclosing Party to the other party (“Recipient”). Within the term of this Agreement and five (5) years after termination of this Agreement, the Recipient must:

10.1.1 Keep confidential of the Confidential Information;

10.1.2 Use Confidential Information to the necessary extent for the performance of obligations hereunder’

10.1.3 Except Recipients or employees, lawyers, accountants or other consultants (“Re-recipients”) necessary to know the Confidential Information for performance of the obligations hereunder, the Disclosing Party shall not disclose Confidential Information to any other person. Before the Recipient discloses Confidential Information to the Re-recipients, written confidentiality agreement shall be entered into with the Re-recipients, under which the Re-recipients shall assume all the obligations and responsibilities of the Recipients hereunder.

10.2 The Recipients shall not assume confidentiality obligations if sufficient and solid evidence can be shown to prove any of the following:

10.2.1 The information is disclosed by third party to the Recipients without violating the obligations to the Disclosing Party;

10.2.2 The information becomes publicly available information not due to the Recipient’s fault;

10.2.3 The information is independently developed by the Recipient without making use of the Confidential Information of the Disclosing Party;

10.2.4 The information is known to the Recipient before obtaining the Confidential Information.

10.3 If sufficient and solid evidence can be shown to prove that the following conditions are met when disclosing the Confidential Information, the Recipient shall not be deemed to have breached the confidentiality obligations hereunder:

10.3.1 Such disclosure is made strictly according to laws, regulations or requirements of competent courts or arbitration bodies;

10.3.2 Such disclosure is made to a necessary and reasonable extent;

10.3.3 The Disclosing Party is notified in writing in advance and necessary precautions have been taken in assisting the Disclosing Party to prevent further spread of the Confidential Information.

10.4 The user shall keep confidential of any third party information known during the performance of this Agreement, without written consent of the owner, the information shall not be disclosed to any third party, otherwise the user shall be responsible for the relevant legal responsibilities. The user shall also compensate all the losses incurred by the service provider and arising from claims of any third party.

10.5 The Disclosing Party is entitled to notify the Recipients to return or destruct the Confidential Information within the term of this Agreement or after expiration of the term of this Agreement, The Recipient shall immediately return or destruct all the original materials and their copies containing Confidential Information according to the choice and requirement of the Disclosing Party. The Disclosing Party can request that the Recipient provide destruction proof affixed with official seal of the Recipient.

10.6 The intellectual property rights of technical materials, statistics and methods and accomplishments of technical improvements obtained by the service provider during the technical service period shall belong to the service provider. Without prior written consent of the service provider, the user shall not provide to any third party. All the rights of the service provider before execution of this Agreement shall still belong to the service provider after execution of this Agreement.

10.7 The validity of this clause shall survive termination or expiration of this Agreement.

11. Fore majeure

Force majeure means earthquake, typhoon, war, strike, government action, fire not due to either party’s reason, power limit or power cut by telecommunication network or power generation entity, power facility malfunction of the power generation entity, hacker attack, computer virus without effective defensive measures and other matters unforeseeable, unpreventable and unavoidable. If either party fails to perform or fails to timely perform all or part of the obligations hereunder, the party incurring force majeure shall notify the other party of the force majeure events, both parties shall negotiate whether to terminate this Agreement, waive part or all the obligations hereunder according to the extent of influence.

12. Dispute resolution

If disputes arise during the performance of this Agreement, they should be solve through friendly negotiation, if negotiation fails, both parties agree to submit to Beijing Arbitration Commission and make arbitration according to the then effective arbitral rules.

13. Effectiveness and miscellaneous

13.1 Anything not contemplated herein shall be abided by the Contract Law of the People’s Republic of China and other applicable laws and regulations.

13.2 This Agreement shall be executed in four counterparts, two of which shall be held by each party and shall enjoy the same legal validity.

13.3 Anything not contemplated herein shall be otherwise negotiated by both parties.

13.4 This Agreement shall not be interpreted in the following ways:

13.4.1 Formation of partnership or other joint-responsibility relationship between both parties;

13.4.2 Either party becomes an agent of the other party (unless the other party agrees in writing in advance);

13.4.3 Authorizing one party to incur fees or obligations in any other form for the other party (unless the other party agrees in writing in advance).

13.5 This Agreement shall be legally binding on the parties hereunder and their successors and transferees.

13.6 Each party shall keep confidential of the existence and contents of this Agreement and shall not make full or partial disclosure to any person or entity, unless otherwise stipulated by the laws and regulations.

13.7 Within the term of this Agreement and one (1) year after expiration of this Agreement, neither party shall make employment offer to the employees of the other party involving in the performance of the obligations hereunder, unless otherwise approved by the other party in writing.

13.8 Failure or delay to perform certain rights hereunder by one party shall not constitute waiver of such rights. Performance or partial performance of such rights shall not prohibit such party to perform such rights again in the future.

13.9 Without prior written consent of the other party, neither party shall transfer part or all of this Agreement.

13.10 Invalidity of a certain clause hereunder shall not affect the validity of other clauses hereunder.